EXHIBIT 10.66















                        IMC GLOBAL INC.





                  SECOND AMENDED AND RESTATED
                    NOTE PURCHASE AGREEMENT




               $17,000,000 Series A Senior Notes
                      Due August 31, 2005


                              and


               $30,000,000 Series B Senior Notes
                       Due July 13, 2000







                 Dated as of February 28, 1996








1.   ASSUMPTION; AUTHORIZATION OF ISSUE OF NOTES.               2
          1A.                                          Assumption       2
          1B.                     Authorization of Issue of Notes       2

2.   ISSUANCE OF NOTES.                                         3

3.   CONDITIONS OF EFFECTIVENESS                                3
          3A.                 Execution and Delivery of Documents       3
          3B.          Representations and Warranties; No Default       5
          3C.                                                Fees       5
          3D.               Purchase Permitted By Applicable Laws       5
          3E.                                       Legal Matters       6
          3F.                                    Proceedings; Etc       6
          3G.                              Consummation of Merger       6
          3H.                                New Credit Agreement       6
          3I.           Termination of Existing Credit Agreements       6

4.   PREPAYMENTS                                                6
          4A.                             [INTENTIONALLY OMITTED]       7
          4B.   Optional Prepayment with Yield-Maintenance Amount       7
          4C.                       Notice of Optional Prepayment       7
          4D.                           Partial Payments Pro Rata       7
          4E.                                 Retirement of Notes       7

5.   AFFIRMATIVE COVENANTS                                      8
          5A.                                Financial Statements       8
          5B.                              Inspection of Property       9
          5C.                    Covenant to Secure Notes Equally      10
          5D.                            Maintenance of Insurance      10
          5E.               Agreement Assuming Liability on Notes      10
          5F.                                Compliance with Laws      10
          5G.                               Payment of Taxes, Etc      11
          5H.                    Performance of Related Documents      11
          5I.                        Transactions with Affiliates      11
          5J.                   Covenant to Guarantee Obligations      12
          5K.                                 Financial Covenants      12
          5L.                             Arrangement Letter Fee.      13

6.   NEGATIVE COVENANTS                                        13
          6A.                             [INTENTIONALLY OMITTED]      13
          6B.                       Credit and Other Restrictions      13
                                         6B(1). Lien Restrictions      13
                                          6B(2). Debt Restriction      15
                                              6B(3).  Investments      18
                            6B(4).  Sale of Stock of Subsidiaries      20
                                            6B(5).  Mergers, Etc.      20
                                    6B(6).  Sales, Etc. of Assets      20
                         6B(7).  Sale or Discount of Receivables.      21
          6C.                                            Business      22
          6D.                                  Charter Amendments      22
          6E.                                  Accounting Changes      22
          6F.                Amendment, Etc. of Related Documents      22
          6G.                                        Partnerships      23

7.   EVENTS OF DEFAULT                                         23
          7A.                                        Acceleration      23
          7B.                          Rescission of Acceleration      27
          7C.                Notice of Acceleration or Rescission      27
          7D.                                      Other Remedies      27

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES                 28
          8A.                                  Organization, Etc.      28
          8B.                                Financial Statements      29
          8C.                                     Actions Pending      30
          8D.                            Outstanding Indebtedness      31
          8E.                                 Title to Properties      31
          8F.                                               Taxes      31
          8G.            Conflicting Agreements and Other Matters      32
          8H.                                   Offering of Notes      32
          8I.                                  Regulation G, Etc.      32
          8J.                                               ERISA      33
          8K.                                Governmental Consent      33
          8L.                            Environmental Compliance      33
          8M.                                          Disclosure      34

9.   REPRESENTATIONS OF THE PURCHASERS                         34
          9A.                                  Nature of Purchase      34
          9B.                                     Source of Funds      34

10.  DEFINITIONS                                               34
          10A.                            Yield-Maintenance Terms      35
          10B.                                        Other Terms      36
          10C.    Accounting Principles, Terms and Determinations      49

11.  MISCELLANEOUS                                             49
          11A.                                      Note Payments      49
          11B.                                           Expenses      49
          11C.                              Consent to Amendments      50
          11D.Form, Registration, Transfer and Exchange of Notes;
                                                       Lost Notes      50
          11E.              Persons Deemed Owners; Participations      51
          11F. Survival of Representations and Warranties; Entire
                                                        Agreement      51
          11G.                             Successors and Assigns      52
          11H.                                            Notices      52
          11I.                        Disclosure to Other Persons      52
          11J.                  Payments Due on Non-Business Days      53
          11K.                                       Severability      53
          11L.                               Descriptive Headings      53
          11M.                           Satisfaction Requirement      53
          11N.                                      Governing Law      53
          110.                                       Counterparts      54
          11P.                                  Binding Agreement      54

12.  AMENDMENT AND RESTATEMENT                                 54

                      LIST OF ATTACHMENTS


PURCHASER SCHEDULE

EXHIBIT A                --   FORM OF SERIES A NOTE

EXHIBIT B                --   FORM OF SERIES B NOTE

EXHIBIT C                 --    FORM  OF OPINION OF COMPANY'S CANADIAN  SPECIAL
                    COUNSEL

EXHIBIT D                --   FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL

EXHIBIT E                --   FORM OF OPINION OF COMPANY'S GENERAL COUNSEL

EXHIBIT F      --   FORM OF IMC GUARANTY

EXHIBIT G      --   FORM OF KALIUM GUARANTY

EXHIBIT H      --   FORM OF SUBSIDIARY GUARANTY

EXHIBIT I      --   FORM OF GUARANTY LETTER AGREEMENT

SCHEDULE 6B(1)      --   EXISTING LIENS

SCHEDULE 6B(2)      --   EXISTING DEBT

SCHEDULE 6B(3) --   EXISTING INVESTMENTS

SCHEDULE 8A(b)      --   RELEVANT SUBSIDIARIES


      SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT


                        IMC GLOBAL INC.
                       2100 Sanders Road
                  Northbrook, Illinois  60062



                                          As of February 28, 1996


To:  The Prudential Insurance Company
       of America
     Each Prudential Affiliate
       that is a holder of a Note
     c/o Prudential Capital Group
     Two Prudential Plaza
     Suite 5600
     Chicago, Illinois  60601

     Attention:  Managing Director


Ladies and Gentlemen:

       The Vigoro Corporation, a Delaware corporation ("Vigoro"), and you have entered into an Amended and Restated Note Purchase and Private Shelf Agreement dated as of December 22, 1994 (as heretofore amended, restated, extended, renewed, supplemented or otherwise modified, the "Existing Vigoro Agreement") pursuant to which Vigoro has issued 6.68% Series A Senior Notes due August 31, 2005 in the aggregate principal amount of $17,000,000 (the "Existing Series A Notes") and 6.64% Series B Senior Notes due July 13, 2000 in the aggregate principal amount of $30,000,000 (the "Existing Series B Notes;" the Existing Series A Notes and the Existing Series B Notes being herein called, collectively, the "Vigoro Notes").

       Vigoro has entered into an Agreement and Plan of Merger dated as of November 13, 1995 with IMC Global Inc., a Delaware corporation (the "Company"), and Bull Merger Company, a Delaware corporation and wholly-owned subsidiary of the Company ("Bull"), pursuant to which it is intended that Bull merge with and into Vigoro.

       Consummation of the aforementioned merger, and certain transactions contemplated in connection therewith, is prohibited by the terms of the Existing Vigoro Agreement.

       Vigoro and the Company desire that the parties hereto hereby amend and restate the Existing Vigoro Agreement in order to permit the consummation of the aforementioned merger and to accomplish certain other changes including, without limitation, the assumption by the Company of all of the debts, liabilities and obligations of Vigoro arising under and otherwise relating to the Existing Vigoro Agreement, the Vigoro Notes and all other instruments, agreements and undertakings made by Vigoro in connection with the Existing Vigoro Agreement and the Vigoro Notes (collectively with the Existing Vigoro Agreement and the Vigoro Notes, the "Existing Vigoro Documents").

        Accordingly, the parties hereto agree that, effective upon the satisfaction (or express written waiver by the Purchasers) of the conditions precedent set forth in paragraph 3 hereof, the Company hereby assumes the debts, liabilities and obligations of Vigoro relating to the Existing Vigoro Documents as herein provided and the Existing Vigoro Agreement is hereby amended and restated in its entirety to read as follows.

      1.     ASSUMPTION; AUTHORIZATION OF ISSUE OF NOTES.

       1A. Assumption. Effective as of the Restatement Date, the Company hereby irrevocably, absolutely, unconditionally and expressly assumes (i) the due and punctual payment of all of the principal of, interest on, Yield-Maintenance Amount (if any) with respect to, and all other payments due relating to the Vigoro Notes and the other Existing Vigoro Documents (after giving effect hereto), (ii) the due and punctual performance of all covenants and provisions contained in the Existing Vigoro Documents (after giving effect hereto), and (iii) all other debts, liabilities and obligations of Vigoro arising under and otherwise relating to the Existing Vigoro Documents (after giving effect hereto). The Company covenants that its debts, liabilities and obligations under the Existing Vigoro Documents, this Agreement and the Notes shall be those of a primary obligor and not a guarantor, surety or secondary obligor. Effective as of the Restatement Date, Vigoro shall be released hereby from the debts, liabilities and obligations assumed by the Company hereby that arise from Vigoro's status as a signatory to the Existing Vigoro Agreement and the Vigoro Notes; provided, however, that the foregoing shall in no way limit, discharge or otherwise impair the debts, liabilities and obligations of Vigoro arising under and otherwise relating to the Subsidiary Guaranty to which it is a party.

       1B. Authorization of Issue of Notes. The Company has authorized the issue of (i) its Series A senior promissory notes (herein called the "Series A Notes") in the aggregate principal amount of $17,000,000, maturing on August 31, 2005, bearing interest on the unpaid balance thereof at the rate specified therein and substantially in the form of Exhibit A attached hereto, and (ii) its Series B senior promissory notes (herein called the "Series B Notes") in the aggregate principal amount of $30,000,000, maturing on July 13, 2000, bearing interest on the unpaid principal thereof at the rate specified therein and substantially in the form of Exhibit B attached hereto. The terms "Note" or "Notes" as used herein shall include each Series A Note and each Series B Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) which are otherwise designated a "Series" hereunder are herein called a "Series" of Notes.

       2. ISSUANCE OF NOTES. On the Restatement Date, the Company will deliver to each Purchaser at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, one or more Series A Notes and one or more Series B Notes, as applicable, registered in its name, evidencing the aggregate principal amount of Notes to be issued to such Purchaser hereunder, as set forth opposite its name in the Purchaser Schedule attached hereto, and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule attached hereto, in exchange for a like principal amount of Existing Series A Notes or Existing Series B Notes, as applicable, held by such Purchaser on the Restatement Date. The Series A Notes and the Series B Notes (i) are given in exchange and substitution for, and not as payment of the indebtedness evidenced by, the Existing Series A Notes and the Existing Series B Notes, respectively, (ii) merely re-evidence the indebtedness evidenced by the Existing Series A Notes and the Existing Series B Notes, respectively, and (iii) are not intended to constitute a novation or discharge of the indebtedness evidenced by the Existing Series A Notes or the Existing Series B Notes. Promptly after the Restatement Date, each Purchaser agrees to mark the Existing Series A Notes and Existing Series B Notes held by it "Replaced" and return such Existing Series A Notes and Existing Series B Notes to the Company.

      3. CONDITIONS OF EFFECTIVENESS. The amendment and restatement of the Existing Vigoro Agreement pursuant to this Agreement shall not become effective unless and until each of the following conditions have been fully satisfied, as determined by you in your sole discretion, on or before the Restatement Date:

      3A.    Execution and Delivery of Documents.

       The following documents shall have been executed and delivered by the Company or its Subsidiaries, as applicable, that are a party thereto, shall in all respects be satisfactory to you in both form and substance, and shall be in full force and effect with no event having occurred and then continuing thereunder that would constitute or provide a basis for termination thereof:

             (i)    this Agreement;

             (ii)   the Notes;

             (iii)  the Kalium Agreement;

             (iv)   the Kalium Notes;

             (v)    the IMC Guaranty;

             (vi)   the Kalium Guaranty;

             (vii)  the Subsidiary Guaranty;

             (viii) the Disclosure Letter;

             (ix)   The Guaranty Letter Agreement;

             (x)     certified copies of (1) the resolutions of  the  Board  of
      Directors of the Company and each Relevant Subsidiary approving (as applicable) this Agreement, the Notes and each other Transaction Document to which it is or is to be a party, and (2) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Transaction Document;

             (xi) a copy of a certificate of the Secretary of State of the state of incorporation of the Company and each Relevant Subsidiary (provided such Subsidiary is incorporated in the United States), dated reasonably near the Restatement Date, listing all charter documents of such Person and each amendment thereto on file in his office and certifying that (1) such amendments are the only amendments to such Person's charter on file in his office, (2) such Person has paid all franchise taxes to the date of such certificate and (3) such Person is duly incorporated and in good standing under the laws of the state of such Person's incorporation;

             (xii) a certificate of compliance issued under the Canada Business Corporations Act with respect to each Relevant Subsidiary that is a party to any Transaction Document and incorporated under the laws of Canada, together with a certified copy of the articles of each such Person;

             (xiii) a certificate of the Company and each Relevant Subsidiary that is a party to any Transaction Document, dated the Restatement Date, the statements made in which certificate shall be true on and as of the Restatement Date, signed on behalf of such Person, by its Secretary or any Assistant Secretary, certifying as to (1) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate referred to above or the certified copy of the articles referred to above, other than amendments attached to such certificate, (2) a true and correct copy of the bylaws of such Person as in effect on the Restatement Date, and (3) the absence of any proceeding for the dissolution or liquidation of such Person;

             (xiv) a certificate of the Secretary or an Assistant Secretary of the Company and each Relevant Subsidiary that is a party to any Transaction Document certifying the names and true signatures of the officers of such Person authorized to sign each Transaction Document to which it is or is to be a party;

             (xv)    certified  copies of each of the Related  Documents,  duly
      executed   by   the  parties  thereto,  together  with  all   agreements,
      instruments and other documents delivered in connection therewith;

             (xvi) a favorable opinion of Blake, Cassels & Graydon and/or MacPherson, Leslie & Tyerman, Canadian counsel for the Company and certain Subsidiaries, in substantially the form of Exhibit C hereto and as to such matters as you may reasonably request;

             (xvii) a favorable opinion of Sidley & Austin, special counsel for the Company and each Relevant Subsidiary that is a party to any Transaction Document, in substantially the form of Exhibit D hereto and as to such matters as you may reasonably request;

             (xviii) a favorable opinion of Marschall I. Smith, General Counsel of the Company, in substantially the form of Exhibit E hereto and as to such matters as you may reasonably request.

       3B. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 hereof shall be true on and as of the date hereof and the Restatement Date; there shall exist on the date hereof and the Restatement Date no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the Restatement Date, to both such effects.

       3C. Fees. The Company shall have paid or caused to be paid for the reasonable fees and expenses of its special counsel, Schiff Hardin & Waite pursuant to the letter agreement (the "Arrangement Letter") between Prudential, the Company and Vigoro dated February 16, 1996 by wire transfer of immediately available funds to such account or accounts as Prudential shall have directed.

       3D. Purchase Permitted By Applicable Laws. The issuance of the Notes on the terms and conditions herein provided shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax (other than ordinary income taxes), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as such Purchaser may request to establish compliance with this condition.

       3E. Legal Matters. Your counsel shall be reasonably satisfied as to all legal matters relating to issuance of the Notes, this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

      3F. Proceedings; Etc. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and by all other Transaction Documents and all documents incident thereto shall be reasonably satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request. You shall have received such financial, business and other information regarding the Company and each Subsidiary as you shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA, collective bargaining agreements and other arrangements with employees.

       3G. Consummation of Merger. All consents and approvals necessary for consummation of the Merger shall have been duly obtained and be in full force and effect. The Merger Agreement shall be in full force and effect, and the Merger shall have been consummated substantially in accordance with the terms of the Merger Agreement and in compliance with all applicable laws.

       3H. New Credit Agreement. The New Credit Agreement and the other "Loan Documents" (as defined therein) shall be in full force and effect and be satisfactory to you in form and substance. All conditions precedent to the effectiveness of the New Credit Agreement and the making of the initial extension of credit thereunder, as set forth in Sections 3.01 and 3.02 therein, shall be fully satisfied and not waived or otherwise modified. You shall have received a copy of the New Credit Agreement and such other instruments, documents and agreements relating thereto as you may request, certified by a Responsible Officer as being true and complete and as being in full force and effect.

       3I. Termination of Existing Credit Agreements. You shall have received written evidence satisfactory to you that all Obligations in respect of Debt outstanding under the Existing Credit Agreements have been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished (subject to customary survival of provisions relating to indemnifications, taxes and increased costs, to the extent set forth therein), and that all Existing Credit Agreements have been terminated.

       4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to optional prepayments permitted by paragraph 4B.

      4A.    [INTENTIONALLY OMITTED]

       4B. Optional Prepayment with Yield-Maintenance Amount. Subject to the limitations set forth below, the Notes shall be subject to prepayment, in whole at any time or from time to time in part (in $500,000 increments and not less than $1,000,000 per occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note so prepaid. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments (if any) of principal in the inverse order of their scheduled due dates.

       4C. Notice of Optional Prepayment. The Company shall give to the holder of each Note of a Series irrevocable written notice of any optional prepayment pursuant to paragraph 4B with respect to such Series not less than thirty (30) days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes of such Series to be prepaid on such date, (iii) the principal amount of the Notes of such holder to be prepaid on that date, and (iv) stating that such optional prepayment is to be made pursuant to paragraph 4B. Notice of optional prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.

       4D. Partial Payments Pro Rata. In the case of each prepayment pursuant to paragraph 4B of less than the entire unpaid principal amount of all outstanding Notes of any Series, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes of such Series prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4B) according to the respective unpaid principal amounts thereof.

       4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than (i) by prepayment pursuant to paragraph 4B or (ii) upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

      5.     AFFIRMATIVE COVENANTS.

       5A.    Financial Statements.  The Company covenants that it will deliver to each Significant Holder of any Notes in triplicate:

             (i) as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

             (ii) as soon as practicable and in any event within 95 days after the end of each fiscal year, (a) Consolidated statements of income and cash flows and a Consolidated statement of shareholders' equity of the Company and its Subsidiaries for such year, and a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding Consolidated figures from the preceding annual audit, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and shall not be qualified in any respect , and (b) a Consolidated unaudited balance sheet of each Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated unaudited statements of income and cash flows of such Borrower and its Subsidiaries for such fiscal year;

             (iii)   promptly  upon transmission thereof, copies  of  all  such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission), other than any such reports to which the Securities and Exchange Commission accords confidential treatment; and

              (iv) with reasonable promptness, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any of its Subsidiaries as such Significant Holder may from time to time reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 5K, 6B(1)(iii), 6B(1)(vii), 6B(1)(x), 6B(2)(i), 6B(2)(ii)(F), 6B(2)(ii)(G),
6B(2)(ii)(J),         6B(2)(ii)(K),        6B(2)(ii)(M),         6B(2)(iii)(F),
6B(2)(iii)(G), 6B(3)(xiv), 6B(6)(ix) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial state ments required by clause (ii) above, the Company will deliver to each holder of any Notes a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

      The Company also covenants that immediately after any Responsible Officer obtains actual knowledge of an Event of Default or Default, it will deliver to each holder of any Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

      5B. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, under guidance of officers of the Company or its Subsidiaries, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof and extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company, all at such reasonable times and as often as such Significant Holder may reasonably request. Notwithstanding anything to the contrary in paragraph 5A or 5B or elsewhere in this Agreement, unless and until an Event of Default shall have occurred and be continuing, the Company and its Subsidiaries shall have no obligation to disclose to any Purchaser or Transferee, or any representative or agent of any Purchaser or Transferee, any confidential non-public proprietary information relating to operational technology, including, without limitation, information relating to the process of solution mining of potash (when there is an Event of Default, to the extent practicable and to the extent consistent with such Significant Holder's objectives, such Person shall use reasonable efforts to inspect such confidential non-public proprietary information on-site without making copies thereof). If any such information does become known to any such Person, it shall use its best efforts to keep such information confidential in accordance with the requirements of this Agreement.

       5C. Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph
11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

       5D. Maintenance of Insurance. The Company covenants that it and each Subsidiary shall maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as ordinarily carried by companies similarly situated in the same or similar lines of business; provided, however, that the Company and its Subsidiaries may self-insure to the same extent as other companies similarly situated in the same or similar lines of business. The Company has delivered to the Purchasers a summary of the insurance plans set forth in the Disclosure Letter and such summary and the coverage described therein is satisfactory to the Purchasers as of the date hereof.

       5E. Agreement Assuming Liability on Notes. The Company covenants that, if at any time any Person should become liable (as co-obligor, endorser, guarantor or surety) on any other obligation for borrowed money of the Company or on any obligation for borrowed money of any Subsidiary (other than obligations incurred by such Subsidiary in the ordinary course of its business in connection with take-or-pay contracts, chemical supply contracts or other similar ordinary course agreements or arrangements), the Company will, at the same time, cause such Person to deliver to the holders of the Notes an agreement pursuant to which such Person becomes similarly liable on the Notes.

       5F. Compliance with Laws. Except as to environmental matters, the Company covenants that it and each Subsidiary shall comply with all applicable laws, rules, regulations, decrees and orders of all Federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies noncompliance with which could be reasonably expected to result in a Material Adverse Effect. With respect to environmental matters, the Company covenants that it and each Subsidiary shall comply with all applicable laws, rules, regulations, decrees and orders of all federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies relating to the protection of the environment ("Environmental Laws") noncompliance with which could be reasonably expected to have a material adverse effect on the ability of the Company and its Subsidiaries to perform and comply with all of their obligations under this Agreement and the documents delivered in connection herewith. Notwithstanding any other provision contained in this Agreement to the contrary, the provisions of the immediately preceding sentence of this paragraph 5F shall be the only covenant applicable to compliance with Environmental Laws.

      5G. Payment of Taxes, Etc. The Company covenants that it will pay and discharge, and cause the Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its property and
(ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which adequate reserves are being maintained, unless and until any Lien attaches with respect thereto which is not a Lien permitted under paragraph 6B(1).

       5H. Performance of Related Documents. The Company covenants that it will, and will cause each Subsidiary (as applicable) to, perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by any Significant Holder and, upon the reasonable request of any Significant Holder, make to each other party to each such Related Document such demands and requests for information and reports or for action as such Person is entitled to make under such Related Document, in each case except to the extent that the failure to do so could not be reasonably likely to materially impair the value of the interests or materially impair the rights of the Company or any Subsidiaries and could not be reasonably likely to materially impair the interests or materially impair the rights of any holder of Notes.

       5I. Transactions with Affiliates. The Company covenants that it will conduct, and cause the Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary (as applicable) than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than: (i) the marketing and administrative services agreement between Global Operations and the Managing Partner, (ii) the employee leasing agreement between Global Operations and the Managing Partner,
(iii) transactions between the Joint Venture Company and (A) Global Operations' railcar repair business located at Fitzgerald, Georgia, (B) Global Operations' "Rainbow" Division, (C) Vigoro's and its Subsidiaries' "FarMarkets" Divisions pursuant to the arrangements set forth in the Partnership Agreement as in effect on the date hereof and (D) IMC Canada and (iv) Investments and other transactions between or among the Company and its Subsidiaries to the extent expressly permitted by paragraphs 6B(2), 6B(3), 6B(5) or 6B(6).

       5J. Covenant to Guarantee Obligations. The Company covenants that it will, so long as the Release Date shall not have occurred, at the expense of the Company, at such time as any new direct or indirect Relevant Subsidiary is formed or acquired or any existing Subsidiary of the Company becomes a Relevant Subsidiary (other than IMC Canada, IMC Global Potash Holdings, George Smith Ag Services, Inc. and the Joint Venture Company) (i) within 15 Business Days thereafter, cause such Relevant Subsidiary to duly execute and deliver to each holder of a Note a guaranty or other agreement, in form and substance satisfactory to the Required Holder(s), whereby such Relevant Subsidiary guarantees the Company's Obligations under this Agreement and the Notes, such guaranty to be effective until the Release Date, (ii) within 30 days thereafter, deliver to each holder of a Note a signed copy of a favorable opinion, addressed to each holder of a Note, of internal counsel for the Company or other counsel acceptable to the Required Holder(s) as to such guaranty being the legal, valid and binding Obligation of the party thereto, enforceable in accordance with its terms and as to such other matters as the Required Holder(s) may reasonably request; provided, however, that nothing contained in this paragraph shall require that any present or future Subsidiary issue any such guaranty if as a result of the issuance of such guaranty, the Company would incur material adverse tax consequences.

      5K.    Financial Covenants.  The Company covenants that it will:

             (a) Tangible Net Worth. Maintain at the end of each fiscal quarter of the Company Adjusted Tangible Net Worth in an amount equal at least to the sum of (i) $900,000,000, (ii) an amount equal to 40% of cumulative  Consolidated  net  income (calculated  with  the  payment  of dividends on the Vigoro Series E Preferred Stock being treated as interest payments) of the Company and its Subsidiaries for each fiscal quarter of the Company commencing April 1, 1996 and (iii) the amount, if any, of equity resulting from the conversion of the Company's 6.25% Convertible Subordinated Notes due 2001 into equity.

             (b) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Company a ratio of (x) an amount equal to
      (i)  Consolidated  EBITDA  of  the  Company  and  its  Subsidiaries  less
      (ii) income from minority interests held by the Company or any of its Subsidiaries to (y) the sum of (A) interest payable on, and amortization of debt discount in respect of, all Debt of the Company and its Subsidiaries (excluding, to the extent included therein, interest in respect of the Chemical Supplier Debt and contingent obligations in respect of Membership Debt) and (B) cash dividends on the Vigoro Series E Preferred Stock of not less than 3.25:1 for the four consecutive fiscal quarters of the Company then ended.

             (c) Leverage Ratio. Maintain at all times a ratio of (i) the sum of (A) Consolidated Funded Debt and (B) the average (calculated as at the end of each of the twelve most recently ended months) outstanding Consolidated short-term Debt with a maturity of less than one year from the date of the creation of such liabilities (excluding, to the extent included therein, Debt in respect of Hedge Agreements, the Chemical Supplier Debt and contingent obligations in respect of Membership Debt) and (C) the book value of the Vigoro Series E Preferred Stock minus
      (D) cash and Cash Equivalents in excess of $15,000,000 of the Company and its Subsidiaries on hand at such time to (ii) Capitalization, in each case, of the Company and its Subsidiaries of not more than 0.55:1.

       5L. Arrangement Letter Fee. The Company shall pay to Prudential all fees due to Prudential pursuant to the Arrangement Letter; provided, however, that notwithstanding clause (h) of the Arrangement Letter the non-refundable fee referred to in such clause (h) shall be paid on or before the "Change Date" (as such term is defined in the IMC Guaranty).

      6. NEGATIVE COVENANTS. Unless the Required Holder(s) shall otherwise consent in writing, the Company agrees to observe and perform and to cause its Subsidiaries to observe and perform each of the negative covenants set forth below so long as any Note shall remain outstanding.

      6A.    [INTENTIONALLY OMITTED]

      6B.    Credit and Other Restrictions.  The Company covenants that it will not and will not permit any Subsidiary to:

       6B(1). Lien Restrictions. Create, incur, assume or suffer to exist any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file under the Uniform Commercial Code or other applicable personal property security legislation of any jurisdiction, a financing statement that names the Company or any Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

            (i)    Permitted Liens;

              (ii)     Liens  in  existence  on  the  date  hereof  which   are
      specifically described on Schedule 6B(1);

             (iii) (A) Liens arising in connection with Capitalized Leases, provided that no such Lien shall extend to or cover any property or assets other than the assets subject to such Capitalized Leases, and (B) Liens upon or in real property or equipment acquired or held by the Company or any of its Subsidiaries in the ordinary course of business after the date hereof to secure the purchase price of such property or equipment or to secure Debt incurred or assumed solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount as at the time of such acquisition, construction or improvement; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or approved and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; provided further that such Lien shall be incurred within 180 days after such acquisition, construction or improvement; and provided still further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iii) shall not exceed $25,000,000 at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of this Agreement;

             (iv) Liens arising by reason of customary deposits necessary to qualify the Company or any of its Subsidiaries to maintain self-insurance, to the extent such self-insurance is permitted hereunder;

             (v) security deposits customarily required in connection with leases of real property entered into in the ordinary course of business;

             (vi) any interest or title of a lessor under any operating lease and liens arising from precautionary filings of UCC financing statements regarding leases;

             (vii) attachment, judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed within ten days after the Company or one of its Subsidiaries receives notice thereof and the claims secured thereby are being actively contested in good faith by appropriate proceedings and against which an adequate reserve has been established, and provided further that the aggregate amount secured by such Liens does not exceed $15,000,000;

             (viii) Liens on accounts receivable and other related assets (including the taking of possession of chattel paper) arising solely in connection with the sale, assignment or other disposition of such accounts receivable permitted under paragraph 6B(7);

             (ix) The replacement, extension or renewal of any Lien permitted by clause (ii) above upon or in the same property theretofore subject thereto (provided there is no increase in the amount, nor any change in any direct or contingent obligor, of the Debt secured thereby); and

             (x) Liens not otherwise covered in (i) through (ix) of this paragraph 6B(1) which Liens do not secure obligations in an amount exceeding $25,000,000 in the aggregate.

      6B(2). Debt Restriction.

             (i) in the case of the Company, unsecured Debt, provided that immediately after giving effect thereto, the Company shall be in pro forma compliance (calculated based on historical financial statements most recently furnished or required to be furnished pursuant to paragraph 5A(i) or (ii) as though such Debt had been incurred at the beginning of the period covered thereby, adjusted to account for the refinancing or replacement of Debt by such Debt being incurred and for any permanent repayments of Debt) with the covenants set forth in paragraph 5K, provided further, that with respect to any Debt arising under Hedge Agreements, such Hedge Agreements shall be designed to hedge against fluctuations in interest rates, commodity prices or foreign exchange rates incurred in the ordinary course of business, shall be consistent with prudent business practices, and shall be non-speculative in nature (including, without limitation, with respect to the term and purpose thereof);

             (ii) in the case of the Company's Subsidiaries (other than the Joint Venture Company),

                           (A) Membership Debt with respect to (i) Canpotex incurred in the ordinary course of business and consistent with prudent business practices or (ii) SKMG incurred in the ordinary course of business and consistent with past business practices,

                           (B) Debt existing on the date hereof, as set forth on Part I of Schedule 6B(2) (such Debt, other than Debt consisting of intercompany Debt, being the "Existing Subsidiary Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Existing Subsidiary Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respects than the terms of the Existing Subsidiary Debt being extended, refunded or refinanced thereby (it being understood that Debt being refinanced at maturity may bear interest at then-market rates) and provided further that the principal amount of such Existing Subsidiary Debt shall not be increased above the principal amount thereof outstanding immediately prior to the Restatement Date and the direct and contingent obligors therefor shall not be changed
             (other than the addition of the guaranty of such Debt by the Company) to the extent such guarantee is otherwise permitted under paragraph 6B(2)(i), as a result of or in connection with such extension, refunding or refinancing,

                           (C) Debt arising under Hedge Agreements designed to hedge against fluctuations in interest rates, commodity prices or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practices, provided that such Hedge Agreements shall be non-speculative in nature (including, without limitation, with respect to the term and purpose thereof),

                           (D) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

                           (E) Debt owing from a Subsidiary Guarantor to another Subsidiary Guarantor,

                           (F) (i) prior to the Release Date, (x) Debt owing from a Subsidiary Guarantor to a Non-Guarantor Subsidiary (y) Debt owing from a Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary, and (z) Debt owing from a Non-Guarantor Subsidiary to a Subsidiary Guarantor, which, shall not exceed, in the aggregate, $25,000,000 at any time outstanding, and (ii) after the Release Date, Debt owing from any Subsidiary of the Company to any other Subsidiary of the Company,

                           (G)    (i)  Debt  in  an amount of  $300,000,000  in
             connection with the reinstatement of the Subordinated Intercompany Notes, and (ii) other Debt owing to the Company, which, prior to the Release Date, shall not exceed, in the aggregate, $300,000,000 at any time outstanding,

                            (H)    Chemical  Supplier  Debt  incurred  in   the
             ordinary course of business and consistent with past business practices,

                           (I) Debt of any Subsidiary arising in connection with the redemption of the Vigoro Series E Preferred Stock outstanding on the date hereof upon exercise of any mandatory redemption right; provided, however, that the provisions of the documents governing or evidencing the same are, in the good faith determination of the Required Holder(s), not materially more restrictive than the provisions in this Agreement and not materially adverse to the interests of the holders of the Notes,

                           (J)    in  the  case of Global Operations  only  and
             only  during  such time as Global Operations is  a  party  to  the
             Subsidiary Guaranty as a "Guarantor" (as such term is defined therein) and the Subsidiary Guaranty is in full force and effect, Debt constituting money borrowed by Global Operations under the New Credit Agreement; provided, however, that the aggregate outstanding principal amount thereof at no time exceeds $405,000,000 minus the aggregate outstanding principal amount of money borrowed by the Company under the New Credit Agreement; provided further, that in the event any Default or Event of Default shall occur and be continuing Global Operations shall not, during such time, be permitted by reason of this clause (J) to incur Debt (as opposed to permitting to exist Debt theretofore incurred) constituting money borrowed under the New Credit Agreement,

                           (K) in the case of Kalium only, Funded Debt constituting money borrowed by Kalium under the New Credit Agreement; provided, however, that the aggregate principal amount borrowed shall not exceed $50,000,000,

                           (L) other Debt not to exceed in the aggregate $120,000,000 outstanding at any time;

            (iii)  in the case of the Joint Venture Company,

                           (A) Debt existing on the date hereof, as set forth on Part II of Schedule 6B(2) (the "Existing JV Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any JV Existing Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respects than the terms of the Existing Debt being extended, refunded or refinanced thereby (it being understood that Debt being refinanced at maturity may bear interest at then-market rates) and provided further that the principal amount of such JV Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to the Restatement Date and the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing,

                           (B) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

                           (C) Debt arising under Hedge Agreements designed to hedge against fluctuations in interest rates, commodity prices or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practices, provided that such Hedge Agreements shall be non-speculative in nature (including, without limitation, with respect to the term and purpose thereof),

                           (D)    Membership Debt with respect to  PhosChem  or
             Phosrock   incurred  in  the  ordinary  course  of  business   and
             consistent with past business practices,

                            (E)    Chemical  Supplier  Debt  incurred  in   the
             ordinary course of business and consistent with past business practices, and

                           (F) other Debt not to exceed in the aggregate $50,000,000 outstanding at any time; and

             (iv) notwithstanding the foregoing provisions of this paragraph 6B(2), the Company shall at all times be in compliance with the provisions of paragraph 5K.

       6B(3).   Investments.  Make or hold any Investment in any  Person  other than:

             (i) the Company and its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with prudent business practices;

             (ii) Investments by the Company or any of its Subsidiaries in Cash Equivalents;

             (iii) Investments by the Company or any of its Subsidiaries resulting from Hedge Agreements permitted under paragraph 6B(2)(i) or
      (ii)(C);

             (iv) Investments (a) by Global Operations and the Managing Partner in the Joint Venture Company in accordance with the terms of the Partnership Agreement and (b) by Global Operations in IMC Partner, the Managing Partner and the Joint Venture Company, in each case pursuant to and in accordance with the Partnership Agreement or as otherwise permitted under paragraph 6B(2)(iii)(A);

              (v)      Equity  investments  by  the  Company  or  any  of   its
      Subsidiaries in any of its Subsidiaries made prior to the date hereof;

             (vi) Investments by the Company or any of its Subsidiaries in any third party made prior to the date hereof and set forth on Schedule 6B(3);

             (vii) Investments in connection with the acquisition of all or a material part of the assets or capital stock or other equity interest of any Person provided, however, that in connection with any such acquisition for which the aggregate consideration payable in connection therewith is in excess of 5% of Adjusted Tangible Net Worth (calculated as at the end of the most recent fiscal quarter for which financial statements have been furnished to the Significant Holders pursuant to paragraph 5A(i) or (ii)), the Company shall have delivered to each holder of Notes an officer's certificate executed by the chief financial officer or treasurer of the Company which certificate shall
      (a) demonstrate that on a pro forma basis determined as if such acquisition had been consummated on the date occurring 12 months prior to the last day of the most recently ended fiscal quarter for which financial statements have been furnished pursuant to paragraph 5A(i) or
      (ii), the Company and its Subsidiaries would have been in compliance with paragraph 5K(b) for the relevant period ended on the last day of such fiscal quarter, (b) demonstrate compliance with paragraph 5K(a) and paragraph 5K(c) after giving effect to such acquisition, and (c) state that no Default or Event of Default then exists or would result therefrom;

             (viii) the Company or any of its Subsidiaries may acquire and hold promissory notes received in connection with any asset sale permitted pursuant to paragraph 6B(6)(ix);

             (ix) Equity Investments made after the date hereof by the Company and its Subsidiaries in any of its Subsidiaries;

             (x) Investments consisting of Debt owing to the Company or any of its Subsidiaries permitted under paragraph 6B(2)(i) or (ii)(E), (F) or (G);

             (xi) Investments consisting of guaranties by the Company of Debt of its Subsidiaries to the extent permitted under paragraph 6B(2);

             (xii) Investments consisting of the purchase, repurchase, self-tender or redemption of capital stock of the Company;

              (xiii) Investments in special purpose vehicles on a basis consistent with the securitization program for the Joint Venture Company in effect on the date hereof in connection with securitizations, to the extent otherwise permitted hereunder; and

             (xiv) other Investments having an aggregate cost at any time not to exceed $35,000,000.

       6B(4). Sale of Stock of Subsidiaries. Sell or otherwise dispose of any shares of Voting Stock of any Relevant Subsidiary (other than (i)the contribution of the Voting Stock of Kalium and/or CCP to IMC Global Potash Holdings and (ii) the sale or other disposition by Kalium of 10 shares of Preferred Stock owned by it in KCL Holdings, Inc.) or any warrants, rights or options to acquire such Voting Stock or permit any Relevant Subsidiary to issue, sell or otherwise dispose of any shares of its Voting Stock or the Voting Stock of any other Relevant Subsidiary (other than the issuance of Preferred Stock of IMC Global Potash Holdings in an amount not to exceed $10,000,000) or any warrants, rights or options to acquire such Voting Stock.

       6B(5). Mergers, Etc. Merge into, amalgamate or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, or enter into any contract or arrangement that, upon consummation, will result in any Person or two or more Persons acquiring control over Voting Stock of the Company (or other securities convertible into such securities) representing 35% or more of the combined voting power of all Voting Stock of the Company, except that (i) the Company, Bull and Vigoro may consummate the Merger, (ii) any Non-Guarantor Subsidiary may merge into, amalgamate or consolidate with any other Non-Guarantor Subsidiary, (iii) any Subsidiary Guarantor may merge into, amalgamate or consolidate with any other Subsidiary Guarantor, (iv) any Subsidiary Guarantor may merge into, amalgamate or consolidate with any Non-Guarantor Subsidiary, provided, however, that in the case of any such merger, amalgamation or consolidation prior to the Release Date, such Subsidiary Guarantor is the surviving corporation and (v) after the Release Date, (x) any of the Company's wholly owned Subsidiaries may merge into the Company and (y) any of the Company's Subsidiaries may merge into any other of the Company's Subsidiaries; provided further that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default or an Event of Default and, in the case of any such merger to which the Company is a party, the Company is the surviving corporation.

       6B(6). Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of any assets, including, without limitation, any manufacturing plant or substantially all assets constituting the business of a division, branch or other unit operation, or grant any option or other right to purchase, lease or otherwise acquire any assets other than inventory to be sold in the ordinary course of its business, except:

             (i) sales of assets in the ordinary course of its business (whether to a to a third party or to any other Subsidiary) consistent with past business practices;

            (ii)   in a transaction authorized by paragraph 6B(5);

             (iii) the sale of the Company's 50% interest in Chinhae Chemical Company, Ltd., a Korean Chemical Company, for cash and for fair value;

             (iv) the limited recourse sale of accounts receivable permitted under paragraph 6(7);

             (v) the lease (as lessee) by the Company or any of its Subsidiaries of real or personal property in the ordinary course of business (as long as such lease does not create Debt under Capitalized Leases not permitted under paragraph 6B(2));

             (vi) prior to the Release Date, any sale of assets by (A) any Subsidiary Guarantor to any Non-Guarantor Subsidiary, (B) the Company to any of its Subsidiaries, and (C) any Subsidiary Guarantor to the Company in an aggregate amount under this subclause (vi) not to exceed $25,000,000, from the date hereof to the Release Date;

             (vii) after the Release Date, any sale or other disposition of assets (A) made by the Company to a Subsidiary of the Company for fair value (including by way of liquidation or dissolution of such Subsidiary) and (B) made by a Subsidiary of the Company to any other Subsidiary of the Company or to the Company;

             (viii) sale, discount, or transfer of (a) delinquent accounts receivable in the ordinary course of business for purposes of collection or (b) receivables arising in connection with credit card purchases sold or transferred, in each case, in the ordinary course of business and consistent with past practices; and

             (ix) other sales of assets (except as set forth below) and for fair value in an amount not to exceed (A) an aggregate purchase price of $50,000,000 for any consecutive twelve-month period or (B) an aggregate of $150,000,000 from the date hereof until all Notes are fully paid.

       6B(7). Sale or Discount of Receivables. Notwithstanding any other provision herein, sell with recourse, or discount or otherwise sell, assign or dispose for less than the fact value thereof, any of its notes or accounts receivable, provided that the Company and its Subsidiaries may sell with recourse or discount or otherwise sell, assign or dispose for less than face value thereof notes or accounts receivable having a face value that does not exceed an aggregate outstanding amount of $150,000,000 at any time.

       6C. Business. The Company covenants that it will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than lines of business in which the Company or its Subsidiaries was engaged on the date hereof and other reasonably related business incidental to such lines of business.

      6D.    Charter Amendments.  The Company covenants that it will not amend, or permit any of its Subsidiaries to amend, its charter or bylaws in any manner that could be reasonably expected to be adverse to any holder of Notes.

       6E. Accounting Changes. The Company covenants that it will not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted (with the consent of the Company's independent public accountants), by U.S. or Canadian generally accepted accounting principles or make more than two changes in its fiscal year, provided that the Company shall promptly provide written notice to the holders of Notes of any change in its fiscal year; provided further, however, that if any changes in U.S. GAAP or Canadian GAAP are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries and such changes result in a material change in the method of calculation of any of the financial covenants contained in paragraph 5K or the restrictions contained in paragraph 6B or in the related definitions or terms used in either of such Sections ("Material Accounting Changes"), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no Material Accounting Change shall be given effect in such calculations until such provisions are amended, in a manner reasonably satisfactory to the Company and the Required Holders.

       6F. Amendment, Etc. of Related Documents. The Company covenants that it will not cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Related Document or give any consent, waiver or approval thereunder, waive any default under or breach of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document or permit any of its Subsidiaries to do any of the foregoing, in each case, that would materially impair or reduce the value of the interests or materially impair the rights of the Company or any Subsidiary or that would materially impair the interests or materially impair the rights of any holder of Notes.

       6G. Partnerships. The Company covenants that it will not become a general partner in any general or limited partnership, or permit any of its Subsidiaries to do so, other than (i) any Subsidiary the sole assets of which consist of its interest in such partnership, (ii) as contemplated by, and in accordance with the terms of, the Partnership Agreement and (iii) other partnerships so long as before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

      7.     EVENTS OF DEFAULT.

       7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

             (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

             (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

             (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other Debt beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such Debt to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all Debt as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $15,000,000; or

             (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

             (v) the Company fails to perform or observe any agreement contained in paragraph 5D, 5I, paragraph 5J, paragraph 5K or paragraph 6; or

              (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 Business Days after (a) written notice thereof shall have been received by the Company from the Required Holder(s), or
      (b) any Responsible Officer obtains actual knowledge thereof; or

             (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

             (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

             (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

             (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree is not controverted diligently in good faith or remains unstayed and in effect for more than 60 days; or

             (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

             (xii) (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock)
      representing 35% or more of the combined voting power of all Voting Stock of the Company; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Company, except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Company of
      (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company; or (3) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, has resulted in its or their acquisition of, control over Voting Stock of the Company (or other securities convertible into such securities) representing 35% or more of the combined voting power of all Voting Stock of the Company; or

             (xiii) one or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate for the Company and its Subsidiaries a liability (not paid or fully covered by a financially sound insurance company (subject to deductibles and retrospective adjustments)) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal, in each case for any period of thirty
      (30) consecutive days or more and the aggregate amount of all such judgments exceeds $15,000,000; or

             (xiv) (a) the Company shall fail to comply with or to perform any provision of, or otherwise be in default beyond any applicable grace period under, the New Credit Agreement or the IMC Guaranty (whether or not such failure or default is subsequently waived, consented to or rescinded); Kalium shall fail to comply with or to perform any provision of, or otherwise be in default beyond any applicable grace period under the Kalium Agreement, the Kalium Notes or the Kalium Guaranty (whether or not such failure or default is subsequently waived, consented to or rescinded); any Subsidiary shall fail to comply with or to perform any provision of, or otherwise be in default beyond any applicable grace period under the Subsidiary Guaranty or any other guaranty delivered pursuant to paragraph 5J (whether or not such failure or default is subsequently waived, consented to or rescinded); or any of the IMC Guaranty, the Kalium Guaranty, the Subsidiary Guaranty or any other guaranty delivered pursuant to paragraph 5J shall fail to remain in full force and effect in accordance with its terms (except to the extent of any release granted in accordance with its terms) or any guarantor thereunder shall take any action to disaffirm any of its obligations thereunder or terminate any provisions thereof; or (b) Vigoro shall fail to declare and pay on the applicable dividend payment date two consecutive quarterly dividends on the Series E Preferred Stock and such failure shall continue unremedied for five Business Days after written notice to Vigoro; or

             (xv) any facts, circumstances, conditions or occurrences shall arise or exist with respect to any of the litigation described in the Disclosure Letter such that such litigation could reasonably be expected to have a material adverse effect on the ability of the Company and its Subsidiaries to perform and comply with all of their obligations under this Agreement and the other Termination Documents; or

             (xvi) the Company and its Subsidiaries or any of their respective properties (whether or not then owned) shall have failed to comply at any time and in any respect with any applicable federal, state, local or regional statute, law, ordinance or judicial or administrative order, judgment, ruling or regulation relating to the protection of the environment and such non-compliance individually or in the aggregate could reasonably be expected to have a material adverse effect on the ability of the Company and its Subsidiaries to perform and comply with all of their obligations under this Agreement and the other Transaction Documents;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) of any Series of Notes may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note of such Series shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) through (vi), inclusive, or clauses (xi) through (xvi), inclusive, of this paragraph 7A, (y) the Required Holder(s) of such Series shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes of such Series to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration, and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

       7B. Rescission of Acceleration. At any time after any or all of the Notes of a Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such
Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this
Agreement (as this Agreement pertains to the Notes of such Series). No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

       7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

       7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

        8.       REPRESENTATIONS,  COVENANTS  AND  WARRANTIES.    The   Company
represents, covenants and warrants as follows:

      8A.    Organization, Etc.

             (a) The Company (i) is a corporation duly organized, validly existing and good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

             (b) Set forth on Schedule 8A(b) hereto is a complete and accurate list of all Relevant Subsidiaries as of the Restatement Date, showing as of the Restatement Date (as to each such Subsidiary) the jurisdiction of its incorporation, as of the Restatement Date, the number of shares of each class of capital stock authorized, and the number outstanding, on the Restatement Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Company and its Subsidiaries and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned as of the Restatement Date by the Company or one or more of its Subsidiaries free and clear of all Liens. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
      (ii) is duly qualified and in good standing as a foreign or extra-provincial corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

             (c) The execution, delivery and performance by the Company and, as applicable, its Subsidiaries of this Agreement, the Notes, each other Transaction Document and each Related Document to which it is or is to be a party, and the consummation of the Merger and the other transactions, contemplated hereby and thereby, are within such Person's corporate powers, and have been duly authorized by all necessary corporate action.

             (d) All applicable waiting periods in connection with the Merger and the other transactions contemplated hereby have expired and no action has been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the transactions contemplated hereby.

             (e) This Agreement has been, and each of the Notes, each other Transaction Document and each Related Document when delivered hereunder will have been, duly executed and delivered by the Company and each Subsidiary (as the case may be) that is a party thereto. This Agreement is, and each of the Notes, each other Transaction Document and each Related Document when delivered hereunder will be, the legal, valid and binding  obligation of the Company and each Subsidiary (as the  case  may
      be)  that  is  a  party  thereto,  enforceable  against  such  Person  in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

      8B.    Financial Statements.

             (a) The Consolidated balance sheets of the Company and its Subsidiaries as at June 30, 1995, and the related Consolidated statement of operations of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of the Company's independent public accountants, and the Consolidated balance sheets of the Company and its Subsidiaries as at September 30, 1995, and the related Consolidated statement of operations of the Company and its Subsidiaries for the three months then ended, duly certified by the treasurer or chief financial officer of the Company, copies of which have been furnished to you, fairly present, subject, in the case of said balance sheets as at September 30, 1995, and said statement of operations for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since June 30, 1995, there has been no Material Adverse Change.

              (b) The Consolidated balance sheets of Vigoro and its Subsidiaries as at December 31, 1994, and the related Consolidated statements of income and cash flows of Vigoro and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Vigoro's independent public accountants, and the Consolidated balance sheets of Vigoro and its Subsidiaries as at December 31, 1995, and the related Consolidated statements of income and cash flows of Vigoro and its Subsidiaries for the twelve months then ended, duly certified by the treasurer or chief financial officer of Vigoro, copies of which have been furnished to you, fairly present, subject, in the case of said balance sheets as at December 31, 1995, and said statements of income and cash flows for the twelve months then ended, to year-end audit adjustments, the Consolidated financial condition of Vigoro and its Subsidiaries as at such dates and the Consolidated results of the operations of Vigoro and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1994, there has been no Material Adverse Change.

             (c) The unaudited Consolidated pro forma condensed combined financial information of the Company and its Subsidiaries consisting of the unaudited Consolidated pro forma combined statement of operations for the one-year period ending June 30, 1995 and the unaudited pro forma condensed Consolidated pro forma combined balance sheet at September 30, 1995, certified by the treasurer or chief financial officer of the Company and the treasurer or chief financial officer of Vigoro, copies of which have been furnished to you, fairly present the Consolidated pro forma financial condition of the Company and its Subsidiaries at September 30, 1995 and the Consolidated pro forma results of operations of the Company and its Subsidiaries for the one-year period ended on June 30, 1995, in each case giving effect to the Merger, all in accordance with U.S. GAAP.

              (d) The Consolidated forecasted balance sheets, income statements and cash flows statements of the Company and its Subsidiaries delivered to you in connection herewith were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company's and Vigoro's, as applicable, good faith estimate of its and its applicable Subsidiaries' future financial performance, it being understood that uncertainty is inherent in any forecasts or projections and that no assurances can be given by the Company or Vigoro of the future achievement of such performance.

       8C. Actions Pending. Except as to environmental matters (which are addressed solely by paragraph 8L) and litigation set forth in the Disclosure Letter, there is no action, suit, investigation or proceeding pending or, to the actual knowledge of the Responsible Officers of the Company, threatened against the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to have a Material
Adverse Effect, and there has been no material change in the status, or financial effect on the Company or any Subsidiary, of the litigation and environmental matters referenced in the Disclosure Letter from that described therein that could reasonably be expected to have a Material Adverse Effect.
With respect to the litigation set forth in the Disclosure Letter, to the actual knowledge of the Responsible Officers of the Company, there have been no actions taken by the Company or any of its Subsidiaries that are the subject of such litigation that could be reasonably expected to have a material adverse effect on the ability of the Company and its Subsidiaries to perform and comply with all their respective obligations under this Agreement and the other Transaction Documents.

       8D. Outstanding Indebtedness. Neither the Company nor any Subsidiary has any Debt outstanding except as permitted by paragraph 6B(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

       8E. Title to Properties. The Company has, and each Subsidiary has, good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other properties and assets, including the properties and assets reflected in the most recent audited balance sheet of the Company referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). The Company and each Subsidiary enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the conduct of their respective businesses, none of which contains any unusual or burdensome provisions which could be reasonably expected to materially affect or impair the operation of such businesses. All such leases are valid and subsisting and are in full force and effect.

       8F. Taxes. The Company has, and each Subsidiary has, filed all federal, state, provincial, local and foreign income and other material tax returns which are required to be filed, and each has paid all income and other material taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except for such taxes for which valid extensions have been filed and not denied and for such other taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, unless and until any Lien resulting therefrom attaches which is not a Lien permitted under paragraph 6(B)(1).

       8G. Conflicting Agreements and Other Matters. As of the Restatement Date, neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or any other Transaction Document, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

       8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or blue sky law of any applicable jurisdiction.

       8I. Regulation G, Etc. The proceeds of sale of the Vigoro Notes were used primarily to refinance certain existing Debt of Vigoro and for its working capital purposes. None of such proceeds were used, directly or indirectly, for the purpose whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation
G. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than twenty-five percent (25%) of the assets of the Company and its Subsidiaries subject to any arrangement (as such term is used in Section 207.2(f) of Regulation G) hereunder consists of margin stock. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Transaction Document to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

       8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the performance, business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this
Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to the prohibitions of, section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B.

      8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes or in connection with the execution, delivery or performance of any other Transaction Document or Related Document is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of any Transaction Document or Related Document, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions of this Agreement.

        8L. Environmental Compliance. To the best knowledge of the Responsible Officers of the Company and except as disclosed in the Disclosure Letter, the Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all applicable Environmental Laws except, in any such case, where failure to comply either individually or in the aggregate could not reasonably be expected to have a material adverse effect on the ability of the Company and its Subsidiaries to perform and comply with all of their respective obligations under this Agreement and the other Transaction Documents. Notwithstanding any other provision contained in paragraph 8, the provisions of this paragraph 8L shall be the only representations and warranties applicable to compliance with Environmental Laws

       8M. Disclosure. Other than projections and forecasts as to which no representation under this paragraph 8M is made, neither this Agreement nor any other document, certificate or statement furnished to any holder of any Note by or on behalf of the Company in connection herewith (taken as a whole) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading at the time and in light of the circumstances under which such information was provided. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to Prudential by the Company prior to the date hereof in connection with the transactions contemplated hereby.

      9.     REPRESENTATIONS OF THE PURCHASERS.

      Each Purchaser represents as follows:

       9A. Nature of Purchase. Such Purchaser did not acquire and does not hold the Notes acquired by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

       9B. Source of Funds. The source of funds used by such Purchaser to pay the purchase price of the Existing Series A Notes and the Existing Series B Notes purchased by it under the Existing Vigoro Agreement, and the Existing Series A Notes and Existing Series B Notes held by it on the Restatement Date, constitutes assets allocated to: (i) such Purchaser's "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase such Purchaser satisfied all of the applicable requirements for relief under Sections I and IV of PTCE 95-60 or
(ii) an account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such holder to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

      10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory paragraph of this Agreement and in paragraph 1 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

      10A.   Yield-Maintenance Terms.

      "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4 or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

       "Designated Spread" shall mean (i) with respect to the Called Principal of any Series B Note, an amount equal to 0.50% plus the difference between (a) the non-default rate of interest applicable to such Series B Note in effect as of the Settlement Date for such Series B Note and (b) 6.64%; and (ii) with respect to the Called Principal of any Series A Note, an amount equal to the difference between (a) the non-default rate of interest applicable to such Note as of the Settlement Date for such Note and (b) 6.68%.

       "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (calculated on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

       "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the Designated Spread plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

      "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called principal and the scheduled due date of such Remaining Scheduled Payment.

       "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

      "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4 or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

       "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero; provided, however, that prior to March 1, 1997 the Yield-Maintenance Amount shall in no event be less than (i) $690,600 with respect to Series A Notes (or, if the Yield-Maintenance Amount is being determined with respect to less than 100% of the outstanding principal amount of all Series A Notes, then the Yield-Maintenance Amount shall not be less than the product of (i) $690,600 and (2) the quotient obtained by dividing the aggregate outstanding principal amount of the Series A Notes for which the Yield-Maintenance Amount is to be paid by the aggregate outstanding principal amount of all Series A Notes) and (ii) $1,377,600 with respect to Series B Notes (or, if the Yield-Maintenance Amount is being determined with respect to less than 100% of the outstanding principal amount of all Series B Notes, then the Yield-Maintenance Amount shall not be less than the product of (1) $1,377,600 and (2) the quotient obtained by dividing the aggregate outstanding principal amount of the Series B Notes for which the Yield-Maintenance Amount is to be paid by the aggregate outstanding principal amount of all Series B Notes).

      10B.   Other Terms.

       "Adjusted Tangible Net Worth" shall mean, at any time of determination, an amount equal to the amount by which (a) Consolidated total shareholders' equity (excluding the aggregate liquidation preference of the Vigoro Series E Preferred Stock) in the Company and its Subsidiaries exceeds (b) Consolidated total intangible assets of the Company and its Subsidiaries; provided, however, that in calculating Adjusted Tangible Net Worth, the one time and ongoing impact of the change in the functional currency of any foreign Subsidiary for purposes of the consolidation of their accounts with those of the Company and its other Subsidiaries in the financial statements of the Company recorded as the foreign currency translation adjustment in the equity accounts of the Consolidated financial statements of the Company shall be excluded.

      "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

       "Agreement Accounting Principles" shall mean U.S. GAAP or Canadian GAAP, as the case may be, as applied in the preparation of the financial statements referred to in paragraph 8B, applied in all material respects on a consistent basis, together with any changes in U.S. GAAP or Canadian GAAP, as the case may be, after the date hereof or any inconsistent applications by the Company or any of its Subsidiaries arising as a result of the Merger, in each case, which are not Material Accounting Changes, to the extent permitted under paragraph 6E. In the event an amendment is entered into pursuant to paragraph 6E, all references in this Agreement to Agreement Accounting Principles, U.S. GAAP or Canadian GAAP shall mean U.S. GAAP or Canadian GAAP, as applicable, as in effect from time to time after the date of such amendment, applied in all material respects thereafter on a consistent basis taking into account such amendment, together with any changes in U.S. GAAP or Canadian GAAP, as applicable, or any inconsistent applications by the Company or any of its Subsidiaries arising as a result of the Merger after the date of such amendment in each case which are not Material Accounting Changes, to the extent permitted under paragraph 6E.

      "Arrangement Letter" has the meaning specified in paragraph 3C.

       "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. 101 et. seq.), as amended from time to time, or any successor statute.

       "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

       "Borrower" shall mean Global Operations, KCL Holdings, Inc. and IMC Global Potash Holdings.

       "Business Day" shall mean any day other than (i) a Saturday or a Sunday, and (ii) a day on which commercial banks in Chicago, Illinois or New York, New York are required or authorized to be closed.

       "Canadian GAAP" shall mean, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants, applied, except as otherwise provided in paragraph 6E, on a consistent basis.

      "Canpotex" shall mean Canpotex Limited, a corporation organized under the federal laws of Canada.

      "Canpotex Debt" shall mean all Debt of IMC Canada and Kalium or any other Subsidiary of the Company arising out of or related to their membership in Canpotex, including all Debt under (i) the Ground Lease and the Facilities Lease with the Port of Portland and related documents in connection with the issuance by the Port of Portland of $48,000,000 in aggregate principal amount of its Special Obligation Revenue Bonds, Series 1996 (Portland Bulk Terminals, L.L.C. Project and (ii) the Loan Agreement with London Life Insurance Company and the corresponding Neptune Port Expansion Loan Agreement with Neptune Bulk Terminal (Canada) LTD and related documents in the aggregate principal amount of Canadian $30,000,000.

       "Capitalization" shall mean the sum of (a) Adjusted Tangible Net Worth plus (b) Consolidated Funded Debt.

       "Capitalized Leases" has the meaning specified in clause (e) of the definition of Debt.

      "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States, or Canada or any province thereof, or any agency or instrumentality thereof (provided that the full faith and credit of the United States, or Canada or any province thereof, is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank incorporated in the United States or Canada of recognized standing having capital and surplus in excess of $250,000,000 having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A-2" or the equivalent thereof from Moody's or at least A or the equivalent thereof by Canadian Bond Rating Service Limited or at least A Middle or the equivalent thereof by Dominion Bond Rating Service Limited with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States, or Canada or any province thereof, rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's or at least A-1 or the equivalent thereof by Canadian Bond Rating Service Limited or at least R-1 (Middle or High) or the equivalent thereof by Dominion Bond Rating Service Limited and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) investments in funds substantially all of whose assets are comprised of securities of the types described in clauses
(i) through (v) above in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding without regard to the credit rating qualifications set forth in any of such clauses.

      "CCP" shall mean Central Canada Potash, Inc., a Delaware corporation.

      "Chemical Supplier Debt" shall mean indebtedness incurred in the ordinary course of business owing by the Company or any of its Subsidiaries to chemical suppliers, which indebtedness represents a financing of the purchase price of such goods.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Consolidated" refers to the consolidation of accounts in accordance with Agreement Accounting Principles.

       "Consolidated Funded Debt" as of any date means the aggregate amount of the Consolidated Funded Debt of the Company and its Consolidated Subsidiaries outstanding on that date (but excluding, to the extent otherwise included therein, Excluded Debt).

       "Current Interest" has the meaning specified in Section 4.01 of the Partnership Agreement.

        "Debt" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all payment Obligations of such Person for the deferred purchase price of property or services (other than trade payables and other accrued expenses not overdue by more than 180 days incurred in the ordinary course of such Person's business and other than Obligations of such Person arising in connection with take-or-pay contracts not overdue by more than 180 days with suppliers of ammonia, phosphate, natural gas or other fertilizer or for transport of such products to meet its normal raw material supply requirements in the ordinary course of business) such as take-or-pay and similar Obligations, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with Agreement Accounting Principles, recorded as capital leases ("Capitalized Leases"), (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources, (i) all Obligations of such Person in respect of Hedge Agreements, (j) all Debt of others referred to in clauses (a) through (i) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (k) all Debt referred to in clauses (a) through (j) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes only of paragraph 6B(2), the term Debt shall include obligations incurred in connection with the limited recourse sale of accounts receivable. For all other purposes, including, without limitation, for purposes of the financial covenants in paragraph 5K, Debt shall not be interpreted to include any such obligations incurred in connection with sales of receivables permitted under paragraph 6B(7).

       "Disclosure Letter" shall mean that certain letter dated February 28, 1996 from the Company to the Purchasers in which disclosures of certain litigation and environmental matters regarding the Company and its Subsidiaries, certain insurance matters and certain joint venture accounting matters are set forth.

       "Dollars" and "$" shall mean the lawful money of the United States of America.

      "EBITDA" shall mean, for any period, net income (or net loss) (calculated prior to giving effect to any dividends on the Vigoro Series E Preferred Stock) plus the sum of (a) interest expense, (b) income tax expense, (c) the "JV Consolidation Adjustment" (calculated on substantially the same basis as set forth in the Disclosure Letter, (d) depreciation, amortization and depletion expense (including, without limitation, depreciation, amortization and depletion expense relating to oil and gas-producing properties but excluding depreciation, amortization and depletion expense included in the "JV Consolidation Adjustment" referred to in clause (c) above), (e) any non-cash foreign exchange losses, (f) extraordinary losses (other than extraordinary losses realized in cash from the utilization of net operating loss carry forwards) and (g) any income, loss or expense of the Joint Venture Company attributable to Freeport (calculated based on the Current Interest then held by it in the Joint Venture Company), in each case determined in accordance with Agreement Accounting Principles for such period minus (i) any non-cash foreign exchange gains and (ii) extraordinary gains (other than extraordinary gains realized in cash from the utilization of net operating loss carry forwards).

      "Environmental Laws" has the meaning specified in paragraph 5F.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

       "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       "Excluded Debt" means Chemical Supplier Debt, Debt consisting of obligations in respect of Hedge Agreements and contingent obligations in respect of Membership Debt.

      "Existing Credit Agreements" means the Global Operations Credit Agreement and the Vigoro Credit Agreement.

        "Freeport" shall mean Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership.

       "Funded Debt" shall mean, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof (except Debt in respect of Hedge Agreements) and shall include, without limitation, the current portion of Funded Debt.

      "Global Operations" shall mean IMC Global Operations Inc.

       "Global Operations Credit Agreement" means the Amended and Restated Credit Agreement dated as of July 31, 1995, as amended, among Global Operations, as borrower, the Company, as guarantor, the banks parties thereto, Citibank, as administrative agent, co-agent and swing line bank and NationsBank and Cooperative Centrale Raiffeissen-Boerenleenbank B.A., as co-agents.

       "Guaranty Letter" shall mean the letter agreement, dated as of February 28, 1996, among the parties to the Subsidiary Guaranty and substantially in the form of Exhibit I attached hereto, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time.

       "Hedge Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, foreign exchange contracts, currency swap agreements, currency future or option contracts, commodity contracts (including, without limitation, options, forwards, futures and similar agreements) and other similar agreements.

      "IMC Canada" shall mean International Minerals & Chemical (Canada) Global Limited, a corporation organized under the federal laws of Canada.

       "IMC Global Potash Holdings" shall mean IMC Global Potash Holdings Inc., a Delaware corporation.

       "IMC Guaranty" shall mean that certain Second Amended and Restated Related Party Guaranty dated as of the date hereof made by the Company and Vigoro in favor of Prudential and certain other Persons substantially in the form of Exhibit F attached hereto, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

       "IMC Partner" shall mean IMC-Agrico GP Company, a Delaware corporation, or any successor corporation otherwise permitted hereunder.

       "Institutional Investor" shall mean Prudential, any Prudential Affiliate or any bank, bank affiliate, financial institution, insurance company, pension fund, endowment or other organization which regularly acquires debt instruments for investment.

      "Investment" in any Person shall mean any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in respect of such Person.

      "Joint Venture Company" shall mean IMC-Agrico Company, a Delaware general partnership established pursuant to the terms of the Partnership Agreement.

       "Kalium" shall mean Kalium Canada, Ltd., a corporation organized under the federal laws of Canada.

       "Kalium Agreement" shall mean that certain Second Amended and Restated Note Purchase Agreement, dated as of the date hereof, among Kalium, Prudential and the other Persons who may from time to time become parties thereto, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

       "Kalium Guaranty" shall mean that certain Amended and Restated Affiliate Guaranty dated as of the date hereof made by Kalium in favor of Prudential and certain other Persons substantially in the form of Exhibit G attached hereto, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

       "Kalium Notes" shall mean each promissory note issued by Kalium pursuant to the Kalium Agreement.

       "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

        "Managing   Partner"  shall  mean  IMC-Agrico  MP,  Inc.,  a   Delaware
corporation.

      "Margin Stock" shall have the meaning specified in Regulation G.

      "Material Accounting Changes" has the meaning specified in paragraph 6E.

       "Material  Adverse  Change" means any material  adverse  change  in  the
business,   condition   (financial  or  otherwise),  operations,   performance,
properties or prospects of the Company and its Subsidiaries taken as a whole.

       "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole,
(b) the rights and remedies of any holder of any Note under any Transaction Document or (c) the ability of the Company or any Subsidiary to perform its Obligations under any Transaction Document or Related Document to which it is or is to be a party.

       "Membership Debt" shall mean, with respect to the Company or any of its Subsidiaries, (a) Canpotex Debt and (b) all Debt arising out of or related to its membership in SKMG, PhosChem or Phosrock.

       "Merger" shall mean the merger of Bull Merger Company, a Delaware corporation and wholly owned subsidiary of the Company, with and into Vigoro as contemplated by the Merger Agreement.

       "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of November 13, 1995 among the Company, Vigoro and Bull Merger Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms to the extent permitted hereby.

      "Moody's" shall mean Moody's Investors Service, Inc.

       "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001 (a) (3) of ERISA).

       "New Credit Agreement" shall mean that certain Credit Agreement dated as of February 28, 1996 among the Company, Kalium, certain other Subsidiaries, certain financial institutions, Citibank, N.A., as U.S. administrative agent, Citibank Canada, as Canadian administrative agent, and certain other parties, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

      "Non-Guarantor Subsidiary" means any Subsidiary of the Company other than a Subsidiary Guarantor.

      "Notes" shall have the meaning specified in paragraph 1B.

       "Obligation" shall mean any obligation of any kind, including, without limitation, any liability on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under any Bankruptcy Law.

       "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Responsible Officer of the Company.

       "Partnership Agreement" shall mean the Amended and Restated Partnership Agreement dated as of July 1, 1993 (as further amended and restated as of May 26, 1995, as further amended as of January 25, 1996) among IMC Partner, Agrico, Limited Partnership, the Managing Partner and Global Operations, together with all schedules and exhibits thereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms to the extent permitted in accordance with this Agreement.

      "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or as to which such enforcement, collection, execution, levy or foreclosure proceeding is being contested in good faith in a proper proceeding, and is not reasonably likely to have a Material Adverse Effect: (a) liens imposed by law, such as suppliers', vendors', carriers', landlords', warehousemen's, workmen's, materialmen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure obligations other than for money borrowed  and  that  are  not more than 60 days past due  or  which  are  being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the Company's books; (b) easements, building restrictions, zoning restrictions, reservations, exceptions, encroachments, rights of way, covenants running with the land, encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not materially affect the marketability of such real property or interfere in any material respect with the ordinary conduct of the Company or its Subsidiaries; (c) liens securing the performance of any contract or undertaking made in the ordinary course of business (as such business is currently conducted) other than for the borrowing of money; (d) deposits or pledges under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (e) liens which arise by operation of law under Article 4 of the Uniform Commercial Code in favor of a collecting bank; and (f) liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established.

       "Person" shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "PhosChem" shall mean The Phosphate Chemicals Export Association.

      "Phosrock" shall mean The Phosphate Rock Export Association.

       "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

       "Preferred Stock" shall mean, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

      "Prudential" shall mean The Prudential Insurance Company of America.

       "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

       "Purchaser" shall mean any Note holder identified on the Purchaser Schedule.

       "Purchaser Schedule" shall mean the schedule attached hereto entitled "Purchaser Schedule", as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

      "Redeemable" shall mean, with respect to any capital stock, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

       "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System.

       "Related Documents" shall mean the Merger Agreement and the Partnership Agreement.

       "Release Date" shall mean the date on which the Company shall have received a rating of BBB- or above from S&P or Baa3 or above from Moody's on any class of the Company's non-credit enhanced long-term senior unsecured Debt, provided that no Default or Event of Default shall have occurred and shall be continuing on such date.

       "Relevant Subsidiary" shall mean, at any time, a Subsidiary of the Company having (a) at least 5% of the total Consolidated assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of such Person) or (b) at least 5% of the Consolidated EBITDA of the Company and its Subsidiaries for the four consecutive fiscal quarters most recently ended, in each case as shown in a certificate of the treasurer or chief financial officer of the Company.

      "Required Holder(s)" shall mean, at any time, the holder or holders of at least 51% of the aggregate principal amount of the Notes outstanding at such time.

       "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer, treasurer, or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

       "Restatement Date" shall mean March 1, 1996, or such other date as the parties hereto may agree in writing.

       "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Series" shall have the meaning specified in paragraph 1B.

       "Significant Holder" shall mean (i) Prudential or any Prudential Affiliate, so long as Prudential or any Prudential Affiliate shall hold any Note or (ii) any other holder of at least 10% of the aggregate principal amount of any Series of Notes from time to time outstanding. To the extent that any notice or document is required to be delivered to the Significant Holders under this Agreement, such requirement shall be satisfied with respect to Prudential and all Prudential Affiliates by giving notice, or delivery of a copy of any such document, to Prudential (addressed to Prudential and each such Prudential Affiliate).

      "SKMG" shall mean The Sulphate of Potash Magnesia Export Association.

      "Subsidiary" of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided that in any event, (i) the Joint Venture Company shall be deemed to be a Subsidiary of Global Operations and the Company and (ii) the term "Subsidiary" shall be determined after giving effect to the Merger.
Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Company.

       "Subsidiary Guarantors" means the Subsidiaries listed on Schedule 8A(b) hereto and any other Relevant Subsidiaries (other than IMC Canada, IMC Global Potash Holdings and the Joint Venture Company) that shall be required to execute and deliver a guaranty or otherwise become a guarantor hereunder pursuant to paragraph 5J.

       "Subsidiary Guaranty" shall mean that certain Amended and Restated Affiliate Guaranty dated as of the date hereof made by the Subsidiary Guarantors in favor of Prudential and certain other Persons substantially in the form of Exhibit H attached hereto, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        "Subordinated Intercompany Notes" shall mean (i) the Substitute Subordinated Intercompany Promissory Note dated March 1, 1996 in the principal amount of $215,000,000 issued by Global Operations to the Company, (ii) the Substitute Subordinated Intercompany Promissory Note dated March 1, 1996 in the principal amount of $260,000,000 issued by Global Operations to the Company, and (iii) the Substitute Subordinated Intercompany Note dated March 1, 1996 in the principal amount of $160,000,000 issued by Global Operations to the Company.

       "Transaction Documents" shall mean, collectively, this Agreement, the Notes, the IMC Guaranty, the Kalium Guaranty, the Subsidiary Guaranty, each guaranty delivered pursuant to paragraph 5J and all other agreements, instruments and other documents executed and delivered by the Company or any Subsidiary pursuant to the foregoing.

       "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

       "U.S. GAAP" shall mean, at any time, accounting principles generally accepted in the United States of America as recommended by the Financial Accounting Standards Board, applied, except as otherwise provided in paragraph 6E on a consistent basis.

      "Vigoro Credit Agreement" means the Amended and Restated Credit Agreement dated as of December 22, 1994 by and among Vigoro, Kalium, CCP, the banks parties thereto, Bankers Trust Company, as Administrative Agent and Harris Trust and Savings Bank, as Paying Agent.

       "Vigoro Series E Preferred Stock" shall mean the shares of preferred stock of Vigoro, par value $100 per share, designated Series E.

       "Voting Stock" shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

       10C.    Accounting Principles, Terms and Determinations.  All accounting terms not specifically defined in this Agreement shall be construed in accordance with Agreement Accounting Principles.

      11.    MISCELLANEOUS.

       11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 11:00 a.m., Chicago time, on the date due) to (i) such Purchaser's account or accounts as specified in the Purchaser Schedule or
(ii) such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

       11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with (1) subject to the Arrangement Letter, documenting and closing this Agreement and the other Transaction Documents contemplated hereby to be executed and delivered on or prior to the Restatement Date, and (2) any subsequent proposed modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

       11C.    Consent to Amendments.  This Agreement may be amended,  and  the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

       11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

       11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

      11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, the Arrangement Letter, and the Disclosure Letter embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

       11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      11H. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail, nationwide overnight delivery service (with charges prepaid) or personal delivery and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule, or at such other address as any Purchaser shall have specified in writing to the Company, and (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified in writing to the Company or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at IMC Global Inc., 2100 Sanders Road, Northbrook, Illinois 60062, Attention: Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

       11I. Disclosure to Other Persons. By its acceptance of any Note, each holder of a Note and each Transferee agrees to use its best efforts to hold in confidence and not disclose any written information (other than information (a) which was publicly known or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with this Agreement),
(b) which subsequently becomes publicly known through no act or omission by such Person, or (c) which otherwise becomes known to such Person, other than through disclosure by the Company) delivered or made available by or on behalf of the Company or any subsidiary to such Person (including, without limitation, any non-public information obtained pursuant to paragraph 5A or 5B) in connection with or pursuant to this Agreement which is proprietary in nature; provided, however, that nothing herein shall prevent the holder of any Note from disclosing any information disclosed to such holder to (i) its directors, officers, employees, agents and professional consultants, (ii) any Institutional Investor which holds any Note, (iii) any Institutional Investor to which it offers to sell any Note or any part thereof, (iv) any Institutional Investor to which it sells or offers to sell a participation in all or any part of any Note, (v) any Institutional Investor from which it offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (1) in compliance with any law, rule, regulation or order applicable to it, (2) in response to any subpoena or other legal process or informal investigative demand, (3) in connection with any litigation to which it is a party or (4) in order to protect its investment and enforce the rights of any holder in any Note; provided, further, that in regard to any such disclosure to a Person described in clause (ii), (iii), (iv) or (v) such Person agrees in writing to be bound by the provisions of this paragraph 11I as if it were a holder of a Note hereunder.

       11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

      11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       11L.    Descriptive Headings.  The descriptive headings of  the  several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

       11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

       11N.   Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS.

       110. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       11P.   Binding Agreement.  When this Agreement is executed and delivered by the parties hereto, it shall become a binding agreement between the parties hereto.

       12. AMENDMENT AND RESTATEMENT. Subject to the satisfaction (or express written waiver by the Purchasers) of all of the conditions of effectiveness contained in paragraph 3 of this Agreement, this Agreement amends and restates in its entirety the Existing Vigoro Agreement as of the Restatement Date. Upon the effectiveness of this Agreement, the Existing Vigoro Agreement is fully superseded hereby; however, the indebtedness governed by the Existing Vigoro Agreement remains outstanding and shall be governed by the terms of this Agreement and this Agreement does not constitute a novation of such indebtedness. Without limiting the foregoing, notwithstanding that certain provisions in the Existing Vigoro Agreement have been deleted in this Agreement, the Purchasers are not waiving any of their respective rights, powers or remedies with respect to any misrepresentation, breach or fraud by Vigoro in connection with the Existing Vigoro Agreement. In the event that the aforementioned conditions of effectiveness have not been so satisfied (or so waived) by March 9, 1996, this Agreement shall cease to be of any effect.

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                                   Very truly yours,

                                   IMC GLOBAL INC.



                                   By:
                                   Title:


                                   THE VIGORO CORPORATION



                                   By:
                                   Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA



By:
      Vice President


PRUCO LIFE INSURANCE COMPANY



By:
      Vice President